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                                                                      EXHIBIT 21



                                ENERGYSOUTH, INC.


                           SUBSIDIARIES OF REGISTRANT



                                                         Percent of Voting                       State of
           Subsidiary                                    Securities Owned                      Incorporation
--------------------------------                         -----------------                     -------------
Mobile Gas Service Corporation                                 100%                              Alabama

MGS Storage Services, Inc.                                     100%                              Alabama

EnergySouth Services, Inc.                                     100%                              Alabama

MGS Marketing Services, Inc.                                   100%                              Alabama


                PARTNERSHIPS IN WHICH REGISTRANT OWNS AN INTEREST

         Partnership                                    Equity Ownership
-----------------------------                           -----------------
Bay Gas Storage Company, Ltd.                                 90.9%

Southern Gas Transmission Co.                                  51%